Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports 2021 Financial Results,

Issues Guidance for 2022

Company Announces Strong Three-year Sales Backlog of $800 Million,

Half from Electrified-vehicle Programs

Full-year Results

•	Sales of $8.9 billion, an increase of $1.8 billion

•	Net income attributable to Dana of $197 million, an increase of $228 million

•	Diluted EPS of $1.35, an increase of $1.56

•	Adjusted EBITDA of $795 million; margin of 8.9 percent of sales

•	Diluted adjusted EPS of $1.66, an improvement of $1.27

•	Operating cash flow of $158 million

MAUMEE, Ohio, Feb. 23, 2022 – Dana Incorporated (NYSE: DAN) today announced financial results for the fourth quarter and full-year 2021.

“Despite a year of unprecedented challenges impacting the global mobility industry, including substantial supply-chain constraints and cost inflation, Dana had significantly stronger sales, Adjusted EBITDA, and Adjusted EPS in 2021,” said James Kamsickas, Dana chairman and CEO. “As we look forward to 2022, we expect to see some easing later this year of the challenges that have hindered our customers’ ability to produce vehicles, and we are well positioned to benefit from simultaneous recovery in all three of our end markets. In addition to this market recovery and cyclical growth, about half of our $800 million of new business sales backlog is coming online this year, representing above-market growth, with half of our backlog coming from electrification.”

Fourth-quarter 2021 Financial Results

Sales for the fourth quarter of 2021 totaled $2.27 billion, compared with $2.11 billion in the same period of 2020, representing a $165 million increase driven by strong customer demand in our heavy-vehicle markets and the recovery of commodity cost inflation.

Net income attributable to Dana was $25 million for the fourth quarter of 2021, compared with $40 million in the same period of 2020. The year-over-year decline was due to higher input costs for commodities, transportation, labor, and energy combined with production inefficiencies driven by inconsistent customer order patterns. The impact of the period cost related to our new U.S. labor agreement was offset by lower restructuring charges. The fourth quarter of 2021 benefited from a $51 million gain resulting from a facility sale-leaseback transaction.

Reported diluted earnings per share were $0.18, compared with diluted earnings per share of $0.27 in the fourth quarter of 2020.

Adjusted EBITDA for the fourth quarter of 2021 was $118 million, compared with $192 million for the same period in 2020. Profit margin compression in the fourth quarter of 2021 was primarily driven by higher input costs, including higher commodity costs, and the $17 million of period cost related to our new U.S. labor agreement.

Diluted adjusted earnings per share, which do not include the benefit of the sale-leaseback transaction, were negligible in the fourth quarter of 2021, compared with $0.24 in the same period of the prior year. The lower year-over-year comparison was primarily due to lower earnings resulting from higher input costs and the period cost related to a new U.S. labor agreement.

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Operating cash flow in the fourth quarter of 2021 was $139 million, compared with $191 million in the same period of 2020. Free cash flow was a use of $2 million, compared with free cash flow of $46 million in the fourth quarter of 2020. Cash flow use in this year’s fourth quarter was driven by higher working capital requirements, primarily inventory, resulting from customer schedule disruptions and supply-chain challenges.

Full-year 2021 Financial Results

Sales for 2021 were $8.9 billion, compared with $7.1 billion in 2020. The increase of $1.8 billion is primarily attributable to stronger demand across all mobility markets.

The net income attributable to Dana was $197 million, compared with a net loss of $31 million in 2020.

Reported diluted earnings per share were a gain of $1.35, compared with a net loss of $0.21 in 2020.

Adjusted EBITDA for 2021 was $795 million or 8.9 percent of sales, compared with $593 million or 8.3 percent of sales in 2020. Margin headwinds were driven by higher commodity costs, production inefficiencies caused by OEM supply chain disruptions, and cost inflation in transportation, energy, and labor.

Diluted adjusted earnings per share for 2021 were $1.66, compared with $0.39 in 2020.

The company reported operating cash flow of $158 million in 2021. Free cash flow was a use of $211 million, compared with free cash flow of $60 million in 2020. Cash flow use in this year was driven by higher inventory requirements resulting from customer schedule disruptions and supply-chain challenges, compared with lower inventory levels in 2020 due primarily to actions taken to reduce inventory levels, preserving working capital, in response to the COVID pandemic.

“Global supply-chain disruptions, high commodity costs, and labor and semiconductor shortages have continued to disrupt our customers’ production patterns that, in turn, have pressured our margins and limited free cash flow over the past year,” said Timothy Kraus, Dana senior vice president and chief financial officer. “We carried higher levels of inventory in 2021 to protect our ability to supply our customers and mitigate ongoing global supply-chain disruptions and labor shortages. As these challenges begin to subside, we anticipate a sustained recovery period as low end-market inventory levels, combined with strong end-consumer demand, drive higher sales and a more stable production environment, allowing us to drastically reduce our inventory as well as improve margins.”

2022 Financial Targets1

•	Sales of $9.6 to $10.1 billion;

•	Adjusted EBITDA of $900 million to $1.0 billion, an implied adjusted EBITDA margin of approximately 9.6 percent at the midpoint of the range;

•	Diluted adjusted EPS of $2.05 to $2.55;

•	Operating cash flow of approximately 6.5 to 7.5 percent of sales; and

•	Free cash flow of approximately 2.5 to 3.5 percent of sales.

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Dana to Host Conference Call at 9 a.m. Wednesday, Feb. 23

Dana will discuss its fourth-quarter and full-year results in a conference call at 9 a.m. EST on Wednesday, Feb. 23. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 2493396 ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available beginning at 8:30 a.m. EST.

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An audio recording of the webcast will be available after 5 p.m. EST on Feb. 23 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 2493396. A webcast replay will also be available after 5 p.m. EST and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs, and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors, and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant, and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding voluntary pension contributions less purchases of property, plant, and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

We have not provided reconciliations of preliminary and projected adjusted EBITDA and diluted adjusted EPS to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP Financial Information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, were used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,”

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“ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. The company is shaping sustainable progress through its conventional and clean-energy solutions that support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $8.9 billion in 2021 with 40,000 associates in 32 countries across six continents. Founded in 1904, Dana was named one of “America’s Most Responsible Companies 2022” by Newsweek for its emphasis on sustainability and social responsibility. The company is driven by a high-performance culture that focuses on valuing others, inspiring innovation, growing responsibly, and winning together, earning it global recognition as a top employer. Learn more at dana.com.

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Media Contact:          Jeff Cole

+1-419-887-3535

jeff.cole@dana.com

Investor Contact:        Craig Barber

+1-419-887-5166

craig.barber@dana.com

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DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended December 31, 2021 and 2020

(In millions, except per share amounts)	Three Months Ended December 31,
	2021	2020
Net sales	$2,273	$2,108
Costs and expenses
Cost of sales	2,145	1,897
Selling, general and administrative expenses	112	122
Amortization of intangibles	3	3
Restructuring charges, net	(2)	13
Other income (expense), net	65	27

Earnings before interest and income taxes	80	100
Loss on extinguishment of debt	(5)	(3)
Interest income	3	2
Interest expense	32	39

Earnings before income taxes	46	60
Income tax expense	16	24
Equity in earnings of affiliates	(1)	3

Net income	29	39
Less: Noncontrolling interests net income	5	4
Less: Redeemable noncontrolling interests net loss	(1)	(5)

Net income attributable to the parent company	$25	$40

Net income per share available to common stockholders
Basic	$0.18	$0.28
Diluted	$0.18	$0.27
Weighted-average shares outstanding - Basic	144.3	144.6
Weighted-average shares outstanding - Diluted	145.8	145.7

DANA INCORPORATED

Consolidated Statement of Operations

For the Year Ended December 31, 2021 and 2020

(In millions, except per share amounts)	Year Ended December 31,
	2021	2020
Net sales	$8,945	$7,106
Costs and expenses
Cost of sales	8,108	6,485
Selling, general and administrative expenses	460	421
Amortization of intangibles	14	13
Restructuring charges, net		34
Impairment of goodwill		(51)
Other income (expense), net	32	22

Earnings before interest and income taxes	395	124
Loss on extinguishment of debt	(29)	(8)
Interest income	9	9
Interest expense	131	138

Earnings (loss) before income taxes	244	(13)
Income tax expense	72	58
Equity in earnings of affiliates	28	20

Net income (loss)	200	(51)
Less: Noncontrolling interests net income	14	10
Less: Redeemable noncontrolling interests net loss	(11)	(30)

Net income (loss) attributable to the parent company	$197	$(31)

Net income (loss) per share available to common stockholders
Basic	$1.36	$(0.21)
Diluted	$1.35	$(0.21)
Weighted-average shares outstanding - Basic	144.8	144.5
Weighted-average shares outstanding - Diluted	146.2	144.5

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended December 31, 2021 and 2020

(In millions)	Three Months Ended December 31,
	2021	2020
Net income	$29	$39
Other comprehensive income (loss), net of tax:
Currency translation adjustments	2	56
Hedging gains and losses	5	(1)
Defined benefit plans	42	(2)

Other comprehensive income	49	53

Total comprehensive income	78	92
Less: Comprehensive income attributable to noncontrolling interests	(4)	(20)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	1	11

Comprehensive income attributable to the parent company	$75	$83

DANA INCORPORATED

Consolidated Statement of Comprehensive Income

For the Year Ended December 31, 2021 and 2020

(In millions)	Year Ended December 31,
	2021	2020
Net income (loss)	$200	$(51)
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(9)	(77)
Hedging gains and losses	(5)	39
Defined benefit plans	53	9

Other comprehensive income (loss)	39	(29)

Total comprehensive income (loss)	239	(80)
Less: Comprehensive income attributable to noncontrolling interests	(2)	(27)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	1	36

Comprehensive income (loss) attributable to the parent company	$238	$(71)

DANA INCORPORATED

Consolidated Balance Sheet

As of December 31, 2021 and December 31, 2020

(In millions, except share and per share amounts)	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$268	$559
Marketable securities	17	21
Accounts receivable
Trade, less allowance for doubtful accounts of $7 in 2021 and $7 in 2020	1,321	1,201
Other	220	231
Inventories	1,564	1,149
Other current assets	196	127

Total current assets	3,586	3,288
Goodwill	482	479
Intangibles	233	236
Deferred tax assets	580	611
Other noncurrent assets	131	169
Investments in affiliates	174	152
Operating lease assets	247	190
Property, plant and equipment, net	2,199	2,251

Total assets	$7,632	$7,376

Liabilities and equity
Current liabilities
Short-term debt	$23	$26
Current portion of long-term debt	8	8
Accounts payable	1,571	1,331
Accrued payroll and employee benefits	184	190
Taxes on income	41	35
Current portion of operating lease liabilities	43	43
Other accrued liabilities	304	308

Total current liabilities	2,174	1,941
Long-term debt, less debt issuance costs of $26 in 2021 and $27 in 2020	2,386	2,420
Noncurrent operating lease liabilities	209	154
Pension and postretirement obligations	398	479
Other noncurrent liabilities	292	368

Total liabilities	5,459	5,362

Commitments and contingencies
Redeemable noncontrolling interests	198	180
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 144,238,660 and 144,515,658 shares outstanding	2	2
Additional paid-in capital	2,427	2,408
Retained earnings	662	530
Treasury stock, at cost (11,661,591 and 10,442,582 shares)	(184)	(156)
Accumulated other comprehensive loss	(985)	(1,026)

Total parent company stockholders’ equity	1,922	1,758
Noncontrolling interests	53	76

Total equity	1,975	1,834

Total liabilities, redeemable noncontrolling interests and equity	$7,632	$7,376

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended December 31, 2021 and 2020

(In millions)	Three Months Ended December 31,
	2021	2020
Operating activities
Net income	$29	$39
Depreciation	93	88
Amortization	6	5
Amortization of deferred financing charges	1	2
Write-off of deferred financing costs	5	3
Earnings of affiliates, net of dividends received	1	2
Stock compensation expense	2	9
Deferred income taxes	(9)	(7)
Pension expense, net	(1)
Gain on sale leaseback	(66)
Change in working capital	46	97
Change in other noncurrent assets and liabilities	(1)	(22)
Other, net	33	(25)

Net cash provided by operating activities	139	191

Investing activities
Purchases of property, plant and equipment	(141)	(145)
Proceeds from sale of property, plant and equipment	81	1
Investments in affiliates		(17)
Purchases of marketable securities	(7)	(8)
Proceeds from maturities of marketable securities	8	9
Proceeds from sale of equity affiliate	29	21
Settlements of undesignated derivatives	(2)
Other, net	(1)	5

Net cash used in investing activities	(33)	(134)

Financing activities
Net change in short-term debt	(46)	11
Proceeds from long-term debt	355	(4)
Repayment of long-term debt	(351)	(468)
Deferred financing payments	(5)
Dividends paid to common stockholders	(14)
Distributions to noncontrolling interests	(5)	(1)
Sale of interest to noncontrolling shareholder		2
Contributions from noncontrolling interests	8	1
Deconsolidation of non-wholly owned subsidiary		(14)
Payments to acquire noncontrolling interests		(6)
Other, net	2	1

Net cash used in financing activities	(56)	(478)

Net increase (decrease) in cash, cash equivalents and restricted cash	50	(421)
Cash, cash equivalents and restricted cash – beginning of period	239	966
Effect of exchange rate changes on cash balances	(2)	22

Cash, cash equivalents and restricted cash – end of period	$287	$567

DANA INCORPORATED

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2021 and 2020

(In millions)	Year Ended December 31,
	2021	2020
Operating activities
Net income (loss)	$200	$(51)
Depreciation	365	345
Amortization	24	20
Amortization of deferred financing charges	6	8
Redemption premium on debt	21
Write-off of deferred financing costs	8	8
Earnings of affiliates, net of dividends received	(10)	7
Stock compensation expense	17	14
Deferred income taxes	(1)	(35)
Pension expense, net	(1)	3
Gain on sale leaseback	(66)
Impairment of goodwill		51
Change in working capital	(455)	47
Change in other noncurrent assets and liabilities	(3)	(20)
Other, net	53	(11)

Net cash provided by operating activities	158	386

Investing activities
Purchases of property, plant and equipment	(369)	(326)
Proceeds from sale of property, plant and equipment	85	11
Acquisition of businesses, net of cash acquired	(18)	(6)
Investments in affiliates	(23)	(21)
Proceeds from sale of subsidiary, net of cash disposed	(4)
Purchases of marketable securities	(32)	(44)
Proceeds from sales of marketable securities	30	5
Proceeds from maturities of marketable securities	35	36
Proceeds from sale of equity affiliate	29	21
Settlement of terminated fixed-to-fixed cross currency swap	(22)
Settlements of undesignated derivatives	(4)	(5)
Other, net		2

Net cash used in investing activities	(293)	(327)

Financing activities
Net change in short-term debt	(3)	9
Proceeds from long-term debt	1,157	508
Repayment of long-term debt	(1,156)	(480)
Redemption premium on debt	(21)
Deferred financing payments	(18)	(13)
Dividends paid to common stockholders	(58)	(15)
Distributions to noncontrolling interests	(15)	(11)
Sale of interest to noncontrolling shareholder		9
Contributions from noncontrolling interests	14	4
Deconsolidation of non-wholly owned subsidiary	(6)	(14)
Payments to acquire noncontrolling interests		(7)
Repurchases of common stock	(23)
Other, net	2	(2)

Net cash used in financing activities	(127)	(12)

Net increase (decrease) in cash, cash equivalents and restricted cash	(262)	47
Cash, cash equivalents and restricted cash - beginning of period	567	518
Effect of exchange rate changes on cash balances	(18)	2

Cash, cash equivalents and restricted cash - end of period	$287	$567

DANA INCORPORATED

Reconciliation of Net Cash Provided By (Used In) Operating Activities to

Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

(In millions)	Three Months Ended December 31,
	2021	2020
Net cash provided by (used in) operating activities	$139	$191
Purchase of property, plant and equipment	(141)	(145)

Free cash flow	(2)	46
Discretionary pension contributions

Adjusted free cash flow	$(2)	$46

(In millions)	Year Ended December 31,
	2021	2020
Net cash provided by operating activities	$158	$386
Purchase of property, plant and equipment	(369)	(326)

Free cash flow	(211)	60
Discretionary pension contributions

Adjusted free cash flow	$(211)	$60

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended December 31, 2021 and 2020

(In millions)	Three Months Ended December 31,
	2021	2020
Sales
Light Vehicle	$974	$980
Commercial Vehicle	400	333
Off-Highway	662	531
Power Technologies	237	264

Total Sales	$2,273	$2,108

Segment EBITDA
Light Vehicle	$33	$99
Commercial Vehicle	(5)	8
Off-Highway	77	58
Power Technologies	12	31

Total Segment EBITDA	117	196
Corporate expense and other items, net	1	(4)

Adjusted EBITDA	$118	$192

DANA INCORPORATED

Segment Sales and Segment EBITDA

For the Year Ended December 31, 2021 and 2020

(In millions)	Year Ended December 31,
	2021	2020
Sales
Light Vehicle	$3,773	$3,038
Commercial Vehicle	1,532	1,185
Off-Highway	2,593	1,966
Power Technologies	1,047	917

Total Sales	$8,945	$7,106

Segment EBITDA
Light Vehicle	$274	$239
Commercial Vehicle	48	40
Off-Highway	353	230
Power Technologies	123	94

Total Segment EBITDA	798	603
Corporate expense and other items, net	(3)	(10)

Adjusted EBITDA	$795	$593

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended December 31, 2021 and 2020

(In millions)	Three Months Ended December 31,
	2021	2020
Segment EBITDA	$117	$196
Corporate expense and other items, net	1	(4)

Adjusted EBITDA	118	192
Depreciation	(93)	(88)
Amortization	(6)	(5)
Non-service cost components of pension and OPEB costs	(3)	(2)
Restructuring charges, net	2	(13)
Stock compensation expense	(2)	(9)
Strategic transaction expenses	(2)	(5)
Amounts attributable to previously divested/closed operations	(1)	(1)
Gain on investment in Hyliion		33
Gain on sale leaseback	66
Other items	1	(2)

Earnings before interest and income taxes	80	100
Loss on extinguishment of debt	(5)	(3)
Interest income	3	2
Interest expense	32	39

Earnings before income taxes	46	60
Income tax expense	16	24
Equity in earnings of affiliates	(1)	3

Net income	$29	$39

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Loss)

For the Year Ended December 31, 2021 and 2020

(In millions)	Year Ended December 31,
	2021	2020
Segment EBITDA	$798	$603
Corporate expense and other items, net	(3)	(10)

Adjusted EBITDA	795	593
Depreciation	(365)	(345)
Amortization	(24)	(20)
Non-service cost components of pension and OPEB costs	(10)	(10)
Restructuring charges, net		(34)
Stock compensation expense	(17)	(14)
Strategic transaction expenses	(13)	(20)
Amounts attributable to previously divested/closed operations	(2)	(1)
Gain (loss) on investment in Hyliion	(20)	33
Loss on disposal group held for sale	(7)
Loss on de-designation of fixed-to-fixed cross currency swaps	(9)
Gain on sale leaseback	66
Impairment of goodwill		(51)
Other items	1	(7)

Earnings before interest and income taxes	395	124
Loss on extinguishment of debt	(29)	(8)
Interest income	9	9
Interest expense	131	138

Earnings (loss) before income taxes	244	(13)
Income tax expense	72	58
Equity in earnings of affiliates	28	20

Net income (loss)	$200	$(51)

DANA INCORPORATED

Reconciliation of Net Income Attributable to the Parent Company to

Adjusted Net Income Attributable to the Parent Company and

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended December 31, 2021 and 2020

(In millions, except per share amounts)
	Three Months Ended December 31,
	2021	2020
Net income attributable to parent company	$25	$40
Items impacting income before income taxes:
Amortization	5	4
Restructuring charges, net	(2)	12
Strategic transaction expenses	5	6
Gain on investment in Hyliion		(33)
Loss on extinguishment of debt	5	3
Gain on sale leaseback	(66)
Other items	(2)
Items impacting income taxes:
Net income tax expense on items above	14	7
Income tax expense (benefit) attributable to various discrete tax matters	16	(4)

Adjusted net income attributable to the parent	$—	$35

Diluted shares - as reported	145.8	145.7
Adjusted diluted shares	145.8	145.7

Diluted adjusted EPS	$—	$0.24

DANA INCORPORATED

Reconciliation of Net Income (Loss) Attributable to the Parent Company to

Adjusted Net Income Attributable to the Parent Company and

Diluted Adjusted EPS (Unaudited)

For the Year Ended December 31, 2021 and 2020

(In millions, except per share amounts)
	Year Ended December 31,
	2021	2020
Net income (loss) attributable to parent company	$197	$(31)
Items impacting income before income taxes:
Amortization	20	17
Restructuring charges, net		33
Strategic transaction expenses	13	21
(Gain) loss on investment in Hyliion	20	(33)
Loss on disposal group held for sale	7
Loss on extinguishment of debt	29	8
Loss on de-designation of fixed-to-fixed cross currency swaps	9
Gain on sale leaseback	(66)
Other items	3
Impairment of goodwill		31
Items impacting income taxes:
Net income tax benefit on items above		(7)
Income tax expense attributable to various discrete tax matters	11	18

Adjusted net income attributable to the parent	$243	$57

Diluted shares - as reported	146.2	144.5
Adjusted diluted shares	146.2	145.1

Diluted adjusted EPS	$1.66	$0.39